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                                   EXHIBIT 11
                                ADE CORPORATION
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
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                                                                             THREE MONTHS ENDED    NINE MONTHS ENDED
                                                                                JANUARY 31,           JANUARY 31,
                                                                            --------------------  --------------------
                                                                              1998       1997       1998       1997
                                                                            ---------  ---------  ---------  ---------
                                                                                 (UNAUDITED)           (UNAUDITED)


Net income................................................................  $   4,317  $   3,819  $   8,830  $   9,484
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Shares used in computation:
  a. Weighted average common stock outstanding used in computation of
   basic net income per share.............................................     11,096      8,516     10,184      8,470
  b. Dilutive effect of stock options outstanding:........................        351        355        445        366
                                                                            ---------  ---------  ---------  ---------
  c. Shares used in computation of diluted net income per share...........     11,447      8,871      8,629      8,836
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Basic net income per share................................................  $    0.39  $    0.45  $    0.87  $    1.12
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
Diluted net income per share..............................................  $    0.38  $    0.43  $    0.83  $    1.07
                                                                            ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------
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